EXHIBIT 99.1

Cardtronics Announces First Quarter 2007 Financial Results

HOUSTON, May 11, 2007 (PRIME NEWSWIRE) -- Cardtronics, Inc. ("Cardtronics" or the "Company"), the world's largest non-bank owner/operator of ATMs, today announced its financial results for the quarter ended March 31, 2007.

Financial Information

For the first quarter of 2007, revenues totaled $74.5 million, representing a 7.8% increase over the $69.1 million in revenues recorded during the first quarter of 2006. The Company's adjusted earnings before interest, taxes, depreciation, and amortization ("EBITDA"), which represents EBITDA adjusted for certain items as provided for by the Company's bank credit facility, totaled $11.9 million for the first quarter of 2007, representing a 3.5% increase over the $11.5 million in adjusted EBITDA for the same period in 2006. The year-over-year increase in revenues was primarily attributable to an increase in ATM operating revenues from the Company's United Kingdom operations as a result of additional ATM deployments and higher withdrawal transactions per ATM when compared to the same period in 2006. Also contributing to the increase was an increase in ATM operating revenues associated with the Company's Mexico operations, which also resulted from additional ATM deployments. The increase in adjusted EBITDA was primarily due to the growth in the Company's United Kingdom operations, as noted above, offset somewhat by lower year-over-year results in the United States. The lower results in the United States were primarily due to higher selling, general, and administrative costs associated with certain business development activities, as well as higher administrative costs associated with the Company's ongoing public company reporting requirements, including Sarbanes-Oxley.

Adjusted EBITDA is a non-GAAP measure of financial performance. We are required by the terms of our bank credit facility to comply with certain covenants that are based on it.

The Company recorded a net loss for the first quarter of 2007 of $3.4 million, which compares to a net loss of $3.1 million for the same period in 2006. The 2007 net loss amount reflects the aforementioned incremental selling, general, and administrative costs, as well as higher depreciation expense amounts associated with the Company's ongoing Triple-DES ATM upgrade and replacement program. The 2006 net loss amount includes a $2.8 million (pre-tax) impairment charge related to a previously acquired domestic ATM portfolio.

Key Statistics

Average transacting ATMs for the first quarter of 2007 totaled 25,228, which represents a decrease of 3.7% when compared to the 26,188 average transacting ATMs during the same period in 2006. This decrease was primarily due to a year-over-year decline in the average number of transacting ATMs operating within the United States (primarily on the merchant-owned side of the business), offset slightly by ATM growth in the United Kingdom and Mexico. Cash withdrawal transactions in the first quarter of 2007 increased 4.0% to 31.2 million from 30.0 million during the same period in 2006. This increase was primarily due to higher withdrawal transactions associated with the Company's United Kingdom and Mexico operations, which were offset somewhat by lower year-over-year withdrawal transactions in the United States as a result of the aforementioned decline in merchant-owned ATMs.

Average cash withdrawal transactions per ATM per month during the first quarter of 2007 increased 7.9% to 412 from 382 during the same period in 2006. This increase was primarily due to increased activity in the Company's United Kingdom operations, which have higher average transaction volumes than the Company's domestic operations. Average revenues per ATM per month in the first quarter of 2007 increased 12.1% to $947 from $845 in the same period in 2006. This increase was primarily due to growth in our United Kingdom operations and additional growth in the Company's domestic bank and network branding programs. Capital expenditures during the quarter totaled $13.9 million.

"Our first quarter results were generally where we expected them to be," commented Jack Antonini, Chief Executive Officer of Cardtronics. "As previously communicated, we expect 2007 to be a year of significant investment for Cardtronics as we look to take advantage of what we believe are favorable trends in our key markets. On the domestic front, we have already converted over 3,100 existing company-owned ATMs to our in-house transaction processing switch during 2007. This conversion effort, which is currently ahead of schedule, will ultimately allow us to offer advanced functionality and services on all of our domestic company-owned ATMs, and is critical to our strategic initiative to offer additional ATM solutions to financial institutions throughout the United States. Internationally, we deployed over 300 ATMs in high-volume retail locations in the United Kingdom and Mexico during the quarter, further building on the strong foundations that we have created in those markets."

KEY HIGHLIGHTS

Recent highlights include the following:

 --  The conversion of over 3,100 company-owned ATMs to our in-house transaction processing switch during 2007.

 --  Net growth during the quarter of over 130 machines, or 9.5%, in our high-volume United Kingdom ATM fleet. This represents a substantial increase in our growth rate in this important market.

 --  The successful rollout of approximately 190 additional ATMs in
     Mexico, the majority of which were deployed under our long-term agreements with OXXO and FRAGUA.

 --  The signing of a multi-year bank branding agreement with Guaranty
     Bank to brand 24 ATMs in CVS/pharmacy locations across the
     Minneapolis, Minnesota area.

 --  The announcement of the planned expansion of our Allpoint surcharge-free network to include our ATMs located in the United
     Kingdom.

 --  The recent amendment of our credit facility, which, among other things, reduced the interest rate charged on amounts outstanding under the facility and increased the amount of capital
     expenditures that we can incur on an annual basis.

GUIDANCE FOR 2007

The Company continues to expect revenues of $310.0 to $325.0 million, gross profits of $79.0 to $83.0 million, and adjusted EBITDA of $53.0 to $57.0 million for the year ending December 31, 2007. Furthermore, the Company continues to expect capital expenditures to total approximately $55.0 million in 2007, net of minority interest.

NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA is not intended to represent cash flows from operations as defined by GAAP in the United States and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. While EBITDA is frequently used as a measure of operating performance and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. Adjusted EBITDA, as presented herein, is calculated in the manner similar to that in our bank credit facility and, as such, is not comparable to other similarly titled captions of other companies. The Company believes that referencing Adjusted EBITDA will be helpful to our investors, as we believe it is used by the lenders under our bank credit facility in their evaluation of the Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. They include, among other things, trends within the ATM industry; proposed new programs and initiatives; expectations that regulatory developments or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including risks and uncertainties relating to reliance on third parties for cash management services; increased regulation and regulatory uncertainty; trends in ATM usage; decreases in the number of ATMs we can place with our top merchants; increased industry competition; our ability to continue to execute our growth strategies; risks associated with the acquisition of other ATM networks; risks associated with the conversion of ATMs to our in-house processing platform; changes in interest rates; declines in, or system failures that interrupt or delay, ATM transactions; changes in the ATM transaction fees we receive; changes in ATM technology; changes in foreign currency rates; and general and economic conditions in the markets in which we conduct our operations.

You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which, such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

ABOUT CARDTRONICS

Headquartered in Houston, Texas, Cardtronics is the world's largest non-bank owner/operator of ATMs with more than 25,000 locations. We operate in every major U.S. market, at approximately 1,500 locations throughout the UK, and over 500 locations in Mexico. Major merchant-clients include A&P(r), Albertson's(r), Hess Corporation(r), Barnes & Noble(r) College Bookstores, BP(r) Amoco, Chevron(r), Costco(r), CVS(r)/pharmacy, ExxonMobil(r), Duane Reade(r), Rite Aid(r), Sunoco(r), Target(r) and Walgreens(r). Cardtronics also works closely with financial institutions across the U.S., including Chase(r), HSBC(r), Sovereign Bank(r), and Wachovia(r) to brand ATMs in these major merchants and provide convenient access for their customers and the ability to preserve and expand their markets. For more information about Cardtronics, please visit http://www.cardtronics.com/.

The Cardtronics logo is available at http://www.primezone.com/newsroom/prs/?pkgid=991

                 Cardtronics, Inc. and Subsidiaries
            Condensed Consolidated Statements of Operations
              Three Months Ended March 31, 2007 and 2006
                            (in thousands)
                              (unaudited)

                                                    2007        2006
                                                  --------    --------
 Revenues:
 ATM operating revenues                           $ 71,656    $ 66,409
 ATM product sales and other revenues                2,862       2,732
                                                  --------    --------
    Total revenues                                  74,518      69,141
 Cost of revenues:
 Cost of ATM operating revenues                     54,736      50,539
 Cost of ATM product sales and other
   revenues                                          2,797       2,559
                                                  --------    --------
    Total cost of revenues                          57,533      53,098
    Gross profit                                    16,985      16,043
 Operating expenses:
 Selling, general and administrative
   expenses:

     Stock-based compensation                          206         122
     Other selling, general and
       administrative expenses                       6,238       4,716
 Depreciation and accretion expense                  6,398       4,217
 Amortization expense                                2,486       5,016
                                                  --------    --------
    Total operating expenses                        15,328      14,071
 Income from operations                              1,657       1,972
 Other (income) expense:
 Interest expense, net                               5,892       5,665
 Amortization and write-off of
  deferred financing costs and bond
  discount                                             356         877
 Minority interest in subsidiary                      (112)         (8)
 Other (income) loss                                  (119)        197
                                                  --------    --------
    Total other expense                              6,017       6,731
 Loss before income taxes                           (4,360)     (4,759)
 Income tax benefit                                   (973)     (1,635)
                                                  --------    --------
 Net loss                                         $ (3,387)   $ (3,124)
                                                  ========    ========

                  Cardtronics, Inc. and Subsidiaries
                 Condensed Consolidated Balance Sheets
              As of March 31, 2007 and December 31, 2006
                            (in thousands)
                              (unaudited)

                                                March 31,  December 31,
                                                   2007        2006
                                                ---------    ---------
 Assets
 Current assets:

 Cash and cash equivalents                      $   1,782    $   2,718
 Accounts and notes receivable, net                12,800       14,891
 Inventory                                          5,315        4,444
 Prepaid, deferred costs, and other
  current assets                                   10,814       16,334
                                                ---------    ---------
     Total current assets                          30,711       38,387
 Property and equipment, net                       92,890       86,668
 Intangible assets, net                            64,697       67,763
 Goodwill                                         169,477      169,563
 Prepaid and other assets                           5,797        5,375
                                                ---------    ---------
     Total assets                               $ 363,572    $ 367,756
                                                =========    =========

 Liabilities and Stockholders' Deficit
 Current liabilities:

 Current portion of long-term debt              $     282    $     194
 Current portion of other long-term
  liabilities                                       2,365        2,501
 Accounts payable and other accrued
   and current liabilities                         43,912       51,256
                                                ---------    ---------
     Total current liabilities                     46,559       53,951
 Long-term liabilities:
 Long-term debt, net of current
   portion                                        262,769      252,701
 Deferred tax liability, net                        5,904        7,625
 Other long-term liabilities and
  minority interest in subsidiary                  13,864       14,053
                                                ---------    ---------
     Total liabilities                            329,096      328,330
 Redeemable preferred stock                        76,661       76,594
 Stockholders' deficit                            (42,185)    (37,168)
                                                ---------    ---------
     Total liabilities and
       stockholders' deficit                    $ 363,572    $ 367,756
                                                =========    =========

                 Cardtronics, Inc. and Subsidiaries
                         Key Operating Metrics
              Three Months Ended March 31, 2007 and 2006
                              (unaudited)

                                              2007            2006
                                           -----------     -----------

 Average number of transacting ATMs             25,228          26,188
 Monthly withdrawal transactions
   per ATM                                         412             382
 Total withdrawal transactions              31,179,639      29,973,970
 Total transactions                         44,449,217      40,826,930

 Per ATM amounts (per month):

 Operating revenues                        $       947     $       845
 Operating expenses                                723             643
                                           -----------     -----------
 ATM operating gross profit                $       224     $       202
                                           ===========     ===========

 ATM operating gross margin                       23.6%           23.9%

 Capital expenditures, excluding
  acquisitions and net of minority
  interest (000s)                          $    13,907     $    4,086

                Cardtronics, Inc. and Subsidiaries
       Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
              Three Months Ended March 31, 2007 and 2006
                            (in thousands)
                              (unaudited)

                                                   2007        2006
                                                 --------    --------

 Net loss                                        $ (3,387)   $ (3,124)
 Interest expense (including
  amortization and write-offs of
  deferred financing costs and bond
  discount)                                         6,248       6,542
 Income tax benefit                                  (973)     (1,635)
 Depreciation and accretion expense                 6,398       4,217
 Amortization expense                               2,486       5,016
                                                 --------    --------
 EBITDA                                            10,772      11,016
 Stock compensation expense (includes
  amounts reflected in cost of ATM
  operating revenues)                                 222         126
 Acquisition related transition costs                  73          81
 Other (income) loss (a)                             (119)        197
 Minority interest                                     (5)          8
 Other adjustments (b)                                907          70
                                                 --------    --------
 Adjusted EBITDA                                 $ 11,850    $ 11,498
                                                 ========    ========

 (a) Other (income) loss for the three months ended March 31, 2007, includes $0.6 million in gains on the sale of equity securities awarded to Cardtronics pursuant to the bankruptcy plan of
     reorganization of Winn-Dixie Stores, Inc., one of the Company's
     merchant customers. This amount was partially offset by $0.5 million in losses on the disposal of fixed assets during the period. Both the bankruptcy proceeds and loss on asset disposal amounts have been excluded from the calculation of Adjusted
     EBITDA, as shown above

 (b) Other adjustments consists primarily of $0.5 million of costs incurred related to the Company's efforts to convert its ATM portfolio over to its in-house transaction processing switch and
     $0.2 million of inventory adjustments related to our Triple-DES upgrade efforts

CONTACT:   Cardtronics
           J. Chris Brewster, Chief Financial Officer
             281-892-0128
             cbrewster@cardtronics.com
           Tres Thompson, Chief Accounting Officer
             281-892-0137
             tthompson@cardtronics.com